Exhibit 99.1

MESTEK, INC.

260 North Elm Street, Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed

(413) 568-9571

Westfield Massachusetts

July 18, 2006

FOR IMMEDIATE RELEASE

Mestek Executive Vice President Adopts 10b5-1 Plan

Westfield, Massachusetts (July 18, 2006) – Mestek, Inc. (NYSE:MCC) today announced that in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Mestek’s insider trading policy, Executive Vice President William S. Rafferty has adopted a plan to sell up to 1,200 shares of his company common stock per trading day, beginning on July 12, 2006, up to a total of 33,160 shares, so long as the market price of the common stock is higher than a minimum threshold price specified in the planned sales program.

A 10b5-1 plan allows a corporate insider to gradually diversify holdings of his company’s common stock while minimizing any market effects of such trades by limiting the number of shares offered in any given trading day and spreading the shares offered over an extended period of time as well as eliminating any market concern that such trades were made by a person while in possession of material, nonpublic information. Consistent with Rule 10b5-1, Mestek’s guidelines permit personnel to implement 10b5-1 trading plans provided that, among other things, they are not in possession of any material, nonpublic information at the time that they adopt such plans.

Other Mestek officers and directors may also adopt 10b5-1 plans at their discretion. Mestek does not undertake to report 10b5-1 plans that may be adopted by its officers or directors in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

This news release may contain forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

Certain statements in this news release may constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.